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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




       Date of Report (Date of earliest event reported): February 1, 2002



                                US ONCOLOGY, INC.
             (Exact name of registrant as specified in its charter)


          Delaware                     0-26190                  84-1213501
(State or other jurisdiction   (Commission File Number)       (IRS Employer
      of incorporation)                                   Identification Number)

       16825 Northchase Drive
              Suite 1300
            Houston, Texas                                        77060
(Address of principal executive offices)                       (Zip Code)

                                 (832) 601-8766
              (Registrant's telephone number, including area code)

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ITEM 5.  Other Events

     On February 1, 2002, US Oncology, Inc. issued a press release announcing that it had completed a private placement of approximately $175 million in unsecured senior subordinated notes due 2012. That press release, as well as certain agreements documenting the transaction, are attached hereto as exhibits and incorporated herein in their entirety.

ITEM 7.  Financial Statements and Exhibits.

         (c)      Exhibits.

                  Exhibit 1         Press release dated February 1, 2002.

                  Exhibit 2 Purchase Agreement dated as of January 25, 2002 by and among US Oncology, Inc., the Guarantors named therein and UBS Warburg LLC, Deutsche Banc Alex. Brown Inc. and First Union Securities, Inc. as Initial Purchasers.

                  Exhibit 3 Indenture dated February 1, 2002 among US Oncology, Inc., the Guarantors named therein and JPMorgan Chase Bank as Trustee.

                  Exhibit 4 Registration Rights Agreement dated as of February 1, 2002 by and among US Oncology, Inc., the Guarantors named therein and UBS Warburg LLC, Deutsche Banc Alex. Brown Inc. and First Union Securities, Inc. as Initial Purchasers.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     US ONCOLOGY, INC.


         Date: February 4, 2002      By:    /s/ Phillip H. Watts
                                        ----------------------------------------
                                     Name:    Phillip H. Watts
                                     Title:   Vice President and General Counsel